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                                                              EXHIBIT 23

                 Consent of Independent Auditors
                 _______________________________

The Board of Directors
Aetna Inc.:


We consent to incorporation by reference in the Registration Statements (No. 333-07167 on Form S-3, No. 333-07169 on Form S-3, No. 33-52819 and
No. 33-52819-01 on Form S-3, No. 333-08427 on Form S-8 and No. 333-08429
on Form S-8 and No. 333-08431 on Form S-8) of Aetna Inc. or its Subsidiaries of our reports dated February 4, 1997, relating to the consolidated balance sheets of Aetna Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which reports appear in or are incorporated by reference in the December 31, 1996 annual report on Form 10-K of Aetna Inc.




                            By  /s/ KPMG Peat Marwick LLP
                                    _____________________
                                       (Signature)
                                    KPMG Peat Marwick LLP

Hartford, Connecticut
February 28, 1997